NEWS RELEASE

CONTACT:	Eileen H. Dunn Investor Relations/Public Relations 561/438-4930 edunn@officedepot.com

Brian Levine Public Relations 561/438-2895 blevine@officedepot.com

OFFICE DEPOT COMPLETES ACQUISITION OF GUILBERT

•	Solidifies Position as Leading Global Reseller of Office Products

•	Doubles Size of Business in Europe

•	Company Continues to Anticipate $.05 to $.10 EPS Accretion in 2004, First Full Year of Operations

(Delray Beach, Fla.) June 3, 2003 — OFFICE DEPOT, INC. (NYSE: ODP) today announced the completion of its acquisition of Guilbert, S.A., a leading contract stationer in Europe. This acquisition clearly establishes the combined Office Depot/Viking/Guilbert entity as the leading multi-channel reseller of office products in continental Europe and the United Kingdom. It also positions Office Depot as the global sales leader in the office products industry, with almost $13 billion in annual revenue. The combined entities will report directly to Rolf van Kaldekerken, President of European Operations for Office Depot.

Bruce Nelson, Office Depot’s Chairman & CEO, commented, “This is truly a day for celebration for our organizations in Europe and throughout the world, as we add a premier direct sales contract business to complement our already highly successful mail order, Internet and retail businesses in continental Europe and the United Kingdom. With this move, we accomplish one clear mission; we are the leading reseller of office products in continental Europe and the U.K. with sufficient scale and opportunity to continue to grow significantly for many more years.

“We view this as the ‘perfect partnership’ as we add an award-winning contract sales team, with strong European distribution capability, to our own award-winning management and operating teams throughout continental Europe and in the U.K. Our European businesses have been among our fastest growing and most profitable for quite some time. This new platform for additional growth will enable us to better and more efficiently support our existing accounts, as well as those of Guilbert, while increasing our capability to serve many new customers in continental Europe, the United Kingdom and on a global basis.”

Rolf van Kaldekerken, President of European Operations, added, “I share Bruce’s enthusiasm for the combination of our two great organizations. As we work to combine our teams, we are thrilled to add Guilbert’s highly talented, experienced sales organization to our existing talent pool. We believe that together we can profitably grow our business and achieve the highest levels of customer service with our efficient distribution and sales network throughout continental Europe and in the U.K.”

About Office Depot

No one sells more office products to more customers in more countries than Office Depot. The Company operates under the Office Depot®, Viking Office Products®, Viking Direct® and 4Sure.com® brand names. As of March 29, 2003, Office Depot operated 871 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 24 delivery centers, more than 60 local sales offices and 13 regional call centers. Furthermore, the Company sells products and services in 20 countries outside of the United States and Canada, including 38 office supply stores in France, one in Spain and 12 in Japan that are owned and operated by the Company; and 123 additional office supply stores under joint venture and licensing agreements operating under the Office Depot® name in seven foreign countries.

The Company also operates an award-winning U.S. Office Depot brand web site at www.officedepot.com where customers can access Office Depot’s low competitive prices seven days a week, twenty-four hours a day. The Company also operates more than 30 other web sites in the U.S. and 13 international countries including: Austria, Belgium, Canada, France, Japan, Germany, Ireland, Italy, Luxembourg, the Netherlands, Spain, Switzerland and the United Kingdom.

Office Depot’s common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on March 13, 2003 and in our 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.